Exhibit 99.1

Precipio Announces Q2-2020 Unaudited Pathology Services Revenue Increased Approximately 50% over Q1’20

NEW HAVEN, CT, (July 22, 2020) – Specialty diagnostics company Precipio, Inc. (NASDAQ: PRPO), announced its preliminary unaudited revenues for its pathology services increased from $0.8M in Q1’20, to an estimated (unaudited) $1.3M in Q2’20, an increase of approximately 50% quarter-over-quarter. Final numbers are subject to the completion of the company’s quarterly review and will be released in the company’s upcoming 10-Q filing.

A detailed analysis on the metrics driving growth in pathology services will be shared following the release of the company’s second quarter financials. Early indications point to sustained volume increases from the company’s existing customer base, coupled with our successful March transition of all the Oncometrix accounts. For reference, in May 2020 Precipio reported a 27% increase in pathology services in Q1’20 over Q4’19.

In addition to our growth of pathology revenues, we are very encouraged by the reception of our HemeScreen Reagent Rental (“HSRR”) offering by office-based oncology practices. As announced in May 2020, we launched the HSRR program to create a new revenue opportunity for oncology practices to run molecular tests of various hematologic malignancies in their office laboratory.

As first reported in 2019, HemeScreen is a proprietary technology developed by Precipio that substantially reduces the costs for running molecular tests for hematologic malignancies. The first assay for MPN malignancies tests for JAK2, MPL and CALR genes. In addition to the significant cost reduction, HemeScreen also lowers the volume threshold enabling the office-based oncologist laboratory to generate results in a 2-day turn-around on most cases vs the current 14-28 day turn-around time for most labs.

With HSRR, Precipio has harnessed the intrinsic values of its proprietary HemeScreen technology (reduced costs and diagnostic speed) creating a compelling economic model for oncologist practices. As the states are gradually opening up for business, we are very pleased by the enthusiastic reception of HSRR.

“While many companies and businesses have been ravaged by the COVID-19 pandemic, we are grateful for our customers who continue to place their trust in our services,” said Ilan Danieli, Precipio’s CEO. “The ability to grow our business during what is likely the greatest economic downturn in world history, is a testament to the value of what we do, and the resilience of our business”.

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment such as the Yale School of Medicine and Harvard’s Dana-Farber Cancer Institute, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, statements related to the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of the government, consumers, and the company, on our business, financial condition and results of operations, and any such forward-looking statements, whether concerning the COVID-19 pandemic or otherwise, involve risks, assumptions and uncertainties. Except for historical information, statements about future volumes, sales, growth, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the company’s ability to achieve its strategic goals, include the uncertainties relating to the impact of COVID-19 on the company’s business, operations and employees and the other factors that are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis” in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated from time to time in the company’s Securities and Exchange Commission filings.

The company’s forward-looking statements in this press release are based on management’s current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Inquiries:

investors@precipiodx.com

+1-203-787-7888 Ext. 523